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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                    --------------

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                   August 25, 1997
                   Date of Report (Date of earliest event reported)

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                              RJR NABISCO HOLDINGS CORP.
                (Exact Name of Registrant as Specified in its Charter)

   DELAWARE                1-10215                   13-3490602
(Jurisdiction of    (Commission file number)       (I.R.S. Employer
Incorporation or                                  Identification No.)
 Organization)

- --------------------------------------------------------------------------------
                                  RJR NABISCO, INC.
                (Exact Name of Registrant as Specified in its Charter)

   DELAWARE                 1-6388                   56-0950247
(Jurisdiction of    (Commission file number)       (I.R.S. Employer
Incorporation or                                  Identification No.)
 Organization)

- --------------------------------------------------------------------------------
                             1301 Avenue of the Americas
                               New York, New York 10019
                                (212) 258-5600
                 (Address, including zip code, and telephone number,
                   including area code, of Registrants' principal
                                  executive offices)
- --------------------------------------------------------------------------------


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ITEM 5.  OTHER EVENTS.

    On August 25, 1997, counsel representing R.J. Reynolds Tobacco Company ("RJRT") and certain other major tobacco companies signed a Settlement Agreement (the "Agreement") with Lawton M. Chiles, Jr., Governor of the State of Florida, and Robert A. Butterworth, Attorney General, to settle claims asserted by the State of Florida against RJRT, RJR Nabisco, Inc. ("RJRN") and others in litigation seeking reimbursement for certain State expenditures for treating smoking related illnesses. Pursuant to the Agreement, all of these claims against RJRT and RJRN have been dismissed, except certain claims for non-monetary relief. The Agreement also provides that the State of Florida will waive any and all future claims against RJRT, RJRN and others relating to the use of or exposure to tobacco products.

    The Agreement requires the tobacco companies to discontinue all billboard advertisements, as well as all advertisements that appear on vehicles and in certain public areas, within several months. In addition, the Agreement requires the tobacco companies to make an initial $550 million payment to the State of Florida on September 15, 1997, and subsequent annual payments beginning with $220 million in September 1998, and, subject to various adjustments, $247.5 million at the end of 1999, $275 million for 2000, $357.5 million for 2001, $357.5 million for 2002, and $440 million each year thereafter. The Agreement also requires the tobacco companies to make a one-time $200 million payment on September 15, 1997, to fund a two-year program against youth smoking. Based on discussions with other tobacco company signatories to the Agreement, RJRT believes that its share of the initial $550 million payment will be approximately $40 million, subject to a possible adjustment, and that the subsequent annual payments will be allocated on the basis of market share.

    Terms similar to those contained in the Florida Agreement will apply to the settlement of a similar lawsuit brought on behalf of the State of Mississippi by Michael C. Moore, its attorney general, against RJRT and others to recover certain amounts expended by the State of Mississippi in treating smoking related illnesses. On July 2, 1997, lawyers representing RJRT and certain other parties and Mr. Moore signed a Memorandum of Understanding (the "Memorandum") setting forth an agreement in principle to settle the Mississippi litigation. Under the Memorandum, the tobacco companies are required to accord Mississippi terms as favorable as those contained in any other settlement of similar litigation. Accordingly, the final settlement with Mississippi will include the same advertising restrictions imposed under the Florida Agreement and similar payment obligations as well. Pursuant to the Memorandum, the tobacco companies made an initial $170 million payment to the State of Mississippi on July 30, 1997, and they will be required to make additional annual payments, beginning with $68 million in December 1998, and, subject to various adjustments, $76.5 million in


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1999, $85 million in 2000, $110.5 million in 2001, $110.5 million in 2002, and
$136 million annually thereafter. The tobacco companies will also be required to make a one-time payment of approximately $60 million to fund a two-year program against youth smoking. RJRT has paid approximately $12 million, subject to a possible adjustment, as its share of the initial $170 million payment. By agreement among the tobacco company signatories to the Memorandum, the annual payments will be allocated on the basis of market share.

    With respect to both the Florida and the Mississippi settlements, the tobacco companies have agreed to make such payments as are necessary to cover the States' litigation costs and those of its private counsel, estimated at $37 million for both States together, as well as private counsel's fees. The tobacco companies' payment of such fees, together with those to be paid in connection with any future settlement of similar litigation, will be made in amounts to be awarded by a panel of arbitrators, subject to an aggregate annual cap of $500 million prorated from the date of settlement, and is to be allocated among the tobacco companies on the basis of market share.

    In the event that federal legislation is passed that substantially implements the proposed resolution described in the Current Report on Form 8-K filed by RJR Nabisco Holdings Corp. and RJR Nabisco, Inc. on June 24, 1997, both the Florida and the Mississippi settlements would be largely superseded. However, whatever the terms of such legislation, no downward adjustment will be made to the overall amount required to be paid by the tobacco companies to Florida and Mississippi through 1998 under their respective settlements. In addition, both settlements provide that, if federal legislation is enacted, the tobacco companies will make additional payments to Florida and Mississippi for their unique role in the national resolution, in amounts to be set by a panel of arbitrators, subject to certain limitations. The tobacco companies have agreed not to oppose requests for compensation of $250 million on the part of Florida and $75 million on the part of Mississippi, to be paid over five years and subject to an annual cap for all such payments to settling states of $100 million.

    RJRN believes that, by settling these cases, it has resolved litigation that could otherwise have materially affected the results of operations or cash flows of RJRN in particular quarterly or annual periods or its financial condition. Nonetheless, the financial consequences of these settlements for RJRT are hard to predict, and may depend, among other things, on (i) the amount of the future annual payments required of RJRT; (ii) the effect of discontinuing most forms of outdoor advertising in the States of Florida and Mississippi on consumption of tobacco products within those States; and (iii) the impact of the advertising restrictions on RJRT's competitive position in Florida and Mississippi. In addition, the negotiation and announcement of these agreements could also affect (i) other federal, state and local regulation of the tobacco industry, including the federal legislative resolution proposed on June 20, 1997; (ii) public attitudes toward smoking and the tobacco industry; (iii) the climate for pending litigation against


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RJR Nabisco Holdings Corp. ("Holdings"), RJRN, RJRT and other tobacco companies;
and (iv) the number of new smoking and health claims filed against the industry.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

    (1) Press Release of R.J. Reynolds Tobacco Company, Philip Morris Incorporated, Brown and Williamson Tobacco Corporation and the Lorillard Tobacco Company dated August 25, 1997.

    (2)       Settlement Agreement dated August 25, 1997.


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                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  RJR NABISCO HOLDINGS CORP.
                                  RJR NABISCO, INC.
                                  (Registrants)


                                  By:/s/ Robert F. Sharpe, Jr.
                                     -----------------------------
                                     Robert F. Sharpe, Jr.
                                     Senior Vice President and
                                     General Counsel








Date: September 4, 1997



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